Exhibit 99.1

CONSOLIDATED

QUARTERLY FINANCIAL

STATEMENTS

DECEMBER 31, 2007

POST OFFICE BOX 1029

GREER, SC 29652

Message to Shareholders

Greer Bancshares Incorporated

January 16, 2008

Dear Shareholders and Friends:

2007 was a challenging year. However, despite the large second quarter loan loss that negatively impacted our earnings, the Company had good growth and progress in several areas. As of year-end 2007,

•	total assets reached $390 million, up 8.4% over year-end 2006;

•	total outstanding loans grew to $263 million, up 7.0%;

•	total deposits reached $245 million, up 1.8%, with $16 million of growth in core deposits essentially replacing a similar amount of brokered deposits;

•

net annual income was approximately $2,606,000, down 17.4% from 2006, as a result of several factors including the loan loss mentioned above which resulted in significant additions to the loan loss reserve, substantially greater than projected cuts in interest rates by the Federal Reserve, and slower than anticipated loan growth at the Bank in the first half of 2007; and

•	earnings per common diluted share were $1.04, down 16.8% for the year.

In 2004, the board adopted an ambitious five year growth plan. This plan set an ambitious goal of almost doubling the assets of Greer State Bank in five years. The Bank has made excellent progress in executing the plan and positioning the Bank for the future. At year-end 2004, the Bank’s assets totaled $231 million, and the goal was set to reach $425 million in total assets by year-end 2009. With 2007 year-end assets now at $390 million, the Bank has achieved in three years 92% of its five-year goal and is only $35 million short of realizing the $425 million in assets goal. We believe this is significant progress, and the goal is now well within our reach.

In summary, 2007 was disappointing in terms of earnings but otherwise successful in many respects. At present, it appears that 2008 will be a challenging year for the economy and banking. Recent economic reports signal that the economy will likely be in a low growth, perhaps no growth, mode for the first six months of the year. With some economists stating a recession is possible, the Federal Reserve Bank appears ready to cut interest rates as needed to stimulate the economy and, hopefully, avoid a recession. Add to this a presidential election, and 2008 promises to be an interesting year for our nation.

Finally, thank you for your interest in Greer Bancshares Incorporated. We welcome your comments for improving your Company and our communications with you.

David M. Rogers	R. Dennis Hennett	Kenneth M. Harper
Chairman of the Board	Chief Executive Officer	President

*********************************

The Company cautions readers that the statements contained herein regarding the Company’s future financial condition, business plans, operations, opportunities, or prospects, including any factors which may affect future earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results. Such risks and uncertainties include: (i) significant increases in competitive pressure in the banking and financial services industries; (ii) changes in the interest rate environment which could reduce anticipated or actual margins; (iii) changes in political conditions or the legislative or regulatory environment; (iv) the level of allowance for loan losses; (v) the rate of delinquencies and amounts of charge-offs; (vi) the rate of loan growth; (vii) adverse changes in asset quality and resulting credit risk-related losses and expenses; (viii) general economic conditions, either nationally or regionally and especially in our primary service area, becoming less favorable than expected resulting in, among other things, a deterioration in credit quality; (ix) changes occurring in business conditions and inflation; (x) changes in technology; (xi) changes in monetary and tax policies; (xii) loss of consumer confidence and economic disruptions resulting from terrorist activities; (xiii) changes in the securities markets; and (xiv) other risks and uncertainties detailed from time to time in our filings with the Securities and Exchange Commission. For more details on factors that could affect expectations, see the Company’s Annual Report on Form 10-K for the year ended December 31, 2006, and other reports from time to time filed with or furnished to the Securities and Exchange Commission. This release speaks only as of its date, and the Company disclaims any duty to update the information herein.

BALANCE SHEET

As of December 31, 2007

Unaudited

	In 000’s
	12/31/07	12/31/06
ASSETS

Cash and due from banks	$7,049	$10,914
Interest bearing deposits	426	776
Investment securities:
Held to maturity	19,586	23,581
Available for sale	79,565	60,185
Loans, less allowance for loan losses	260,778	244,057
Premises and equipment, net	6,573	6,632
Accrued interest receivable	2,448	2,299
Restricted stock	4,943	3,949
Other assets	8,337	7,269

TOTAL ASSETS	$389,705	$359,662

LIABILITIES

Deposits
Non-interest bearing	$30,396	$30,761
Interest bearing	214,197	209,527

Total Deposits	244,593	240,288

Short term debt	18,004	14,172
Long term debt	98,441	77,854
Other liabilities	4,231	4,806

TOTAL LIABILITIES	365,269	337,120

STOCKHOLDERS EQUITY:

Common stock	12,409	12,363
Additional paid in capital	3,260	3,040
Retained earnings	8,610	7,273
Accumulated other comprehensive income	157	(134)

Total Stockholders Equity	24,436	22,542

TOTAL LIABILITIES AND STOCKHOLDERS EQUITY	$389,705	$359,662

STATEMENTS OF INCOME

As of December 31, 2007

Unaudited

	For the Quarter Ended		Year-to-Date
	In 000’s
	12/31/07	12/31/06	12/31/07	12/31/06
Interest Income
Loan (including fees)	$5,240	$5,146	$20,654	$18,621

Investment securities:
Taxable	812	678	3,071	2,619
Exempt from federal taxes	244	230	979	909
Federal funds sold	8	16	92	34
Other	13	6	41	33

Total Interest Income	6,317	6,076	24,837	22,216

Interest Expense
Int. on deposit accounts	2,051	1,975	8,179	6,654
Int. on other borrowings	1,270	1,072	4,562	3,938

Total Interest Expense	3,321	3,047	12,741	10,592

Net Interest Income	2,996	3,029	12,096	11,624
Provision for Loan Losses	132	68	1,811	597

Net Interest Income after Provision for Loan Losses	2,864	2,961	10,285	11,027

Non-Interest Income
Customer service fees	228	227	905	937
Gain/(loss) on securities	—	—	—	78
Other operating income	421	380	1,594	1,325

Total Non-interest Income	649	607	2,499	2,340

Non-Interest Expense
Salaries, wages & benefits	1,481	1,295	5,733	5,444

Occupancy and equipment	238	228	935	875
Postage and supplies	85	74	315	304
Other operating expenses	488	549	2,246	2,299

Total Non-interest Expense	2,292	2,146	9,229	8,922

Income Before Taxes	1,221	1,422	3,555	4,445
Provision for Income Taxes	363	431	949	1,292

Net Income	$858	$991	$2,606	$3,153

Unrealized gain/loss on available-for-sale securities	387	24	291	111

Less Reclassification Adjustments for (Gains) /Losses Included in Net Income	—	—	—	(49)

Comprehensive Income	$1,245	$1,015	$2,897	$3,215

Weighted average shares outstanding:	2,482	2,472	2,479	2,463

Earnings per Common Basic Share	$0.34	$0.40	$1.05	$1.28

Earnings per Common Diluted Share	$0.34	$0.39	$1.04	$1.25

Greer State Bank

Directors

Mark S. Ashmore Ashmore Bros, Inc/Century Concrete President	Steven M. Bateman Steven M. Bateman, CPA Owner

Walter M. Burch Retired The Greer Citizen Former Co-Publisher/ General Manager	Raj K. S. Dhillon Motel Owner and Land Developer

Gary M. Griffin Mutual Home Stores	Kenneth M. Harper Greer State Bank President

R. Dennis Hennett Greer State Bank Chief Executive Officer	Harold K. James James Agency, Inc Real Estate and Insurance Vice President/Broker In Charge

Paul D. Lister Paul D. Lister, CPA, LLC President	David M. Rogers Joshua’s Way, Inc President

Theron C. Smith, III Eye Associates of Carolina, P. A. President	C. Don Wall Professional Pharmacy of Greer President

Greer State Bank Executive Officers

R. Dennis Hennett Chief Executive Officer	Kenneth M. Harper President

J. Richard Medlock, Jr. Executive Vice President/Chief Financial Officer	Victor K. Grout Executive Vice President & Commercial Banking Manager

Roger Sims Executive Vice President of Greer Financial Services Division

Greer Bancshares Incorporated Officers

R. Dennis Hennett Chief Executive Officer	Kenneth M. Harper President

J. Richard Medlock, Jr. Secretary/Treasurer Chief Financial Officer

GREER STATE BANK OFFICE LOCATIONS

MAIN OFFICE

1111 West Poinsett Street Greer, South Carolina 29650

BRANCH OFFICES

601 North Main Street Greer, South Carolina 29650

871 South Buncombe Road Greer, South Carolina 29650

3317 Wade Hampton Boulevard Taylors, SC 29687

COMMERCIAL & MORTGAGE LOAN PRODUCTION OFFICE

103 C-2 Regency Commons Drive Greer, SC 29650

864/877-2000

“TELEBANKER” - 864/879-2265

www.greerstatebank.com

Member FDIC

GREER BANCSHARES INCORPORATED Post Office Box 1029 Greer, South Carolina 29652-1029	PRSRT STD U.S. POSTAGE PAID Permit #113 Greenville, SC